UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

RED TRAIL ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 11, 2013, Kent Anderson resigned his position as Chief Financial Officer ("CFO") of Red Trail Energy, LLC (the "Company") effective on or before April 12, 2013.

On March 13, 2013, the Company appointed Ms. Jodi Johnson to be the Company’s CFO. Ms. Johnson will commence her employment with the Company on April 8, 2013.

Ms. Johnson is 32 years old. Ms. Johnson is a Certified Public Accountant who operated her own tax preparation service for the last four years where she prepared tax returns and provided other financial services for her clients. Ms. Johnson was also the Accounting Assistant and then Controller for the Theodore Roosevelt Medora Foundation since August 2004 where she prepared financial statements, supervised other accounting staff and performed other accounting related duties. Ms. Johnson will serve as the Company's CFO at the pleasure of the Company's board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

Date: March 15, 2013	/s/ Gerald Bachmeier
Gerald Bachmeier
Chief Executive Officer